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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                                   IMC GLOBAL INC.
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                (Exact name of registrant as specified in its charter)



       DELAWARE                                   36-3492467
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(State of incorporation                     (I.R.S. Employer
or organization)                            Identification No.)



2100 Sanders Road, Northbrook, Illinois 60062
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(Address of principal executive offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c) please check the following box. [ ]

If this form related to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d) please check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:
                             None
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Securities to be registered pursuant to Section 12(g) of the Act:

            Warrants to purchase IMC Global Inc. common stock, $1.00 par value including associated preferred stock purchase rights
            --------------------------------------------------------------
                                   (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Registrant's Warrants to purchase the Registrant's common stock, par value $1.00 per share, and the associated preferred stock purchase rights (the "Warrants") appearing under the caption "OTHER TERMS OF THE MERGER AGREEMENT--IGL Warrants" in the Registrant's Joint Proxy Statement/Prospectus, dated November 17, 1997, included in its Registration Statement on Form S-4, as amended (File No. 333-40377), is incorporated herein by reference.

         The Warrants have been authorized for listing on the NYSE, subject to approval of the issuance of the Warrants by the Stockholders of the Registrant.

ITEM 2.  EXHIBITS

Exhibit No.                  Description
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    1         The Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to the Registrant's Report on Form 8-K dated November 1, 1994.

    2         The Registrant's By-laws are hereby incorporated by reference to
              Exhibit 4.5 to the Registrant's Registration Statement on Form S-4 (File No. 333-40377).

    3 The Rights Agreement between the Registrant and The First National Bank of Chicago, as Rights Agent, (the "Rights Agreement") is hereby incorporated by reference to Exhibit 10.35 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989.

    4 Amendment to Rights Agreement effective as of April 29, 1993 is hereby incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 8-A/A-1 dated January 12, 1996.

    5 Amendment to Rights Agreement, dated August 17, 1995 is hereby incorporated by reference to Exhibit 1 of the Registrant's Registration Statement on Form 8-A/A dated September 7, 1995.


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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 19, 1997



                                       IMC GLOBAL INC.



                                       By:   /s/ Marschall I. Smith
                                            ---------------------------
                                            Marschall I. Smith
                                            Senior Vice President and
                                            General Counsel


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                                    EXHIBIT INDEX


Exhibit No.                  Description
-----------                  -----------


    1 The Registrant's Restated Certificate of Incorporation is hereby incorporated by reference to the Registrant's Report on Form 8-K dated November 1, 1994.

    2         The Registrant's By-laws are hereby incorporated by reference to
              Exhibit 4.5 to the Registrant's Registration Statement on Form S-4 (File No. 333-40377).

    3 The Rights Agreement between the Registrant and The First National Bank of Chicago, as Rights Agent, (the "Rights Agreement") is hereby incorporated by reference to Exhibit 10.35 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1989.

    4 Amendment to Rights Agreement effective as of April 29, 1993 is hereby incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 8-A/A-1 dated January 12, 1996.

    5 Amendment to Rights Agreement, dated August 17, 1995 is hereby incorporated by reference to Exhibit 1 of the Registrant's Registration Statement on Form 8-A/A dated September 7, 1995.